UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:
March 3, 2010

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

MPUC Approves Stranded Cost Revenue Requirements Effective January 1, 2010

This 8-K filing is intended to serve as notice to our investors and customers that Maine Public Service Company (MPS), a wholly owned subsidiary of Maine & Maritimes Corporation, has received final approval from the Maine Public Utilities Commission (MPUC) for the stranded cost revenue component of its electric delivery rates for the “rate effective period” from January 1, 2010 through December 31, 2011. Under Title 35-A of the Maine Revised Statutes Annotated, Section 3208, the MPUC is required to periodically investigate and adjust the stranded cost charges reflected in the rates of a transmission and distribution utility. In accordance with this provision, on March 3, 2010, the MPUC issued an order approving a stipulation under which MPS’s stranded cost rates remain the same.  Under this order, MPS is allowed to recover $11,086,000 in 2010 and $10,684,000 in 2011. The reduction in stranded cost revenue from the previous revenue requirement of $11,942,000 established following the last MPS stranded cost case in 2006 is primarily attributable to the recent reduction in retail sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2010
MAINE & MARITIMES CORPORATION
By: /s/ Brent M. Boyles
Brent M. Boyles
President and CEO